Exhibit 10.9

UNIVERSAL AMERICAN CORP.

2011 OMNIBUS EQUITY AWARD PLAN

EMPLOYEE RESTRICTED STOCK
AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of [[GRANTDATE]] (the “Date of Grant”), is made by and between Universal American Corp., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”).  Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Universal American Corp. 2011 Omnibus Equity Award Plan (the “Plan”), pursuant to which Restricted Stock may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the Restricted Stock provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                      Grant of Restricted Stock.

(a)           Grant. The Company hereby grants to Participant [[SHARESGRANTED]] shares of Restricted Stock (the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)           Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)           Acceptance of Agreement. Unless Participant notifies the Company’s General Counsel in writing within 14 days after the date shown on the signature page of this Agreement that Participant does not wish to accept this Agreement, Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the General Counsel at the Company’s principal executive office. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

2.             Vesting.  Subject to the Participant’s continued employment with the Company or an Affiliate, one hundred percent (100%) of the Restricted Shares shall vest on the earlier to occur of (i) the six-month anniversary of a Change in Control, or (ii) the date following a Change in Control on which Participant’s employment with the Company or an Affiliate is terminated without Cause or by the Participant for Good Reason.

As used in this Section 2, the terms Change in Control, Cause and Good Reason have the definitions ascribed in the Plan.  Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section 7(a) hereof or cancellation pursuant to Section 3 hereof.

3.             Termination of Employment.  If the Participant’s employment or service with the Company or any Affiliate, as applicable, terminates for any reason (except as provided in Section 2 hereof), then all unvested Restricted Shares shall be cancelled immediately and the Participant shall immediately forfeit any rights to such Restricted Shares.

4.             Rights as a Stockholder.  At all times, the Participant shall have, with respect to the Restricted Shares, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends upon vesting of such Restricted Stock, subject to the restrictions set forth in the Plan and this Agreement. The Committee may apply any restrictions to dividend payments during the Restricted Period that it deems appropriate.

5.             Compliance with Legal Requirements.

(a)           Generally.  The granting of the Restricted Shares, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on any Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Restricted Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Restricted Shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.  The Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)           Tax Withholding. Vesting of the Restricted Shares shall be subject to the Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Restricted Shares or otherwise, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. Further, the Company may permit or require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock upon vesting of the Restricted Shares.

6.             Clawback.  Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, cancel this Restricted Stock award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.  Further, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Restricted Stock award, the sale or other transfer of this Restricted Stock award, or the sale of shares of Common Stock acquired in respect of this Restricted Stock award, and must promptly repay such amounts to the Company.  In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company.  To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Restricted Stock award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

7.                                      Miscellaneous.

(a)           Transferability. The Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan.

(b)           Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)           Section 409A.  The Restricted Shares are not subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 7(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Restricted Shares will not be subject to interest and penalties under Section 409A.

(d)           Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Corporate Secretary at the Company’s principal executive office.

(e)           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)            No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g)           Fractional Shares.  In lieu of issuing a fraction of a share of Common Stock resulting from an adjustment of the Restricted Shares pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(h)           Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Corporate Secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.

(i)            Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(j)            Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.

(k)           Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l)            Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement as set forth below.

UNIVERSAL AMERICAN CORP.

By:	/s/ David Monroe
Name:	David Monroe
Title:	SVP, Finance
Date:	[[GRANTDATE]]